UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2012

Parametric Sound Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-54020	27-2767540
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1941 Ramrod Avenue, Suite #100
Henderson, Nevada 89014

(Address of Principal Executive Offices)
____________________

888-477-2150
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On March 5, 2012, the Board of Directors of Parametric Sound Corporation (the “Company”) held a meeting at which they approved an increase in the size of the Board from five to six directors and appointed James L. Honore to fill the newly created vacancy and to serve until the next Annual Meeting of Stockholders and until his successor is elected and has qualified.

A copy of the press release announcing the appointment to the Company’s Board of Directors is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated by reference into this Item.

The following is biographical information on the new director:

James L. Honore, age 68, joined Columbia Pictures in 1988 as Vice President of post-production after previously serving as director of post production for Home Box Office Pictures and DeLaurentiis Entertainment Group. In 1993 he was promoted to Executive Vice President post-production for Sony Pictures Entertainment including its Columbia Pictures and TriStar Pictures units. He was also responsible for final post-production quality of all picture and sound for Columbia TriStar Motion Picture Companies, Screen Gems and Stage 6 Productions and feature films acquired by Columbia TriStar Motion Picture Companies, Columbia TriStar Home Video and Sony Pictures Classics. At Sony Pictures he was responsible for completion of pictures budgeted at over $1.5 billion per year and supervised post-production for hundreds of major films including Casino Royale and other Bond movies, Spider-Man series, DaVinci Code, Bugsy, A Few Good Men, Men in Black series and many more. Mr. Honore retired from Sony Pictures in December 2011.

We believe that Mr. Honore’s extensive Hollywood experience, knowledge of modern sound and visual effect technologies and his many relationships with executives, artists and innovators from all aspects of the motion picture industry qualifies him for service on the Board of Directors.

The Company’s Board of Directors has previously set the cash director fees for non-employee/non-executive officer directors at $3,000 per fiscal quarter plus reasonable out of pocket expenses with such fee inclusive of any committee roles or meetings until and unless otherwise so designated by the Board. Mr. Honore will accordingly be paid $3,000 per fiscal quarter commencing in the fiscal quarter ending June 30, 2012. Mr. Honore was also granted options, pursuant to the 2012 Stock Option Plan (the “Plan”), to purchase 50,000 shares of the Company’s common stock with an exercise price of $0.85 per share equal to the fair value of the Company’s common stock on the date of grant in accordance with the Plan. The options have a five-year term and vest and become exercisable quarterly over two years subject to the terms of the 2012 Stock Option Plan.

There is no arrangement or understanding between the Company and Mr. Honore and/or any other persons or entities pursuant to which either was appointed as a director.

Since the beginning of the Company’s current 2012 fiscal year, neither Mr. Honore nor any immediate family member of Mr. Honore has been a party to any transaction or currently proposed transaction that is reportable under Item 404(a) of Regulation S-K.

Appointment of Executive Chairman and Compensation Arrangement

On March 5, 2012, the Company appointed Mr. Kenneth Potashner as its Executive Chairman and agreed to the principal terms on which the Company and Mr. Potashner would enter into a compensation agreement for his services. As the Company’s full-time Executive Chairman, Mr. Potashner is responsible to lead the Board of Directors in the formulation of and lead management in the execution of strategic growth initiatives as the Company’s principal executive officer.  In such capacity, Mr. Potashner reports to the full Board of Directors.

In addition to completion and approval of a definitive agreement between the Company and Mr. Potashner, the terms of the compensation agreement is subject to completion of the Company’s proposed underwritten offering and the listing of the Company’s common stock on The NASDAQ Capital Market (the “Offering”).

Subject to such conditions, the Company and Mr. Potashner have agreed that following completion of the Offering, Mr. Potashner would have the right to receive compensation equal to:

●	annual base salary of $350,000 commencing the month the Offering is completed,

●	annual bonus compensation target equal to 60% of the annual base salary based on satisfaction of performance targets established annually by the Board of Directors,

●	retention of the 50,000 options granted to Mr. Potashner in December 2011 in connection with his appointment to the Company’s Board of Directors,

●	retention of the remaining 2,050,000 options granted to Mr. Potashner in December 2011 for consulting services, subject to the following vesting changes:

●	770,000 of the options will vest upon entering into the definitive agreement,

●	975,000 of the options will vest quarterly over two years starting with the quarter ended March 31, 2012, and

●	100,000 of the options will vest on satisfaction of performance targets to be agreed with the Company’s Board of Directors.

●	grant of 875,000 additional options with exercise prices equal to the public offering price in the Offering and performance vesting targets to be agreed with the Company’s Board of Directors.

In addition, the Company will pay to Mr. Potashner $125,000 upon completion of the Offering for services rendered from December 2011 through the closing date of the Offering.

As agreed, the Company would have the right to terminate the agreement at any time with or without cause.  In the event of an involuntary termination of the agreement without cause, Mr. Potashner would receive severance equal to twelve months salary and targeted bonus. Outstanding options will cease to vest upon termination of employment for any reason and any vested options will cease to be exercisable 90 days following termination.  All options will vest upon a change in control of the Company. The proposed agreement would run 5 years from the date of execution.

A copy of the press release announcing the appointment of Mr. Potashner as the Company’s Executive Chairman is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated by reference into this Item.

9.01.  Financial Statements and Exhibits.

(d)   Exhibits.

99.1           The Company’s Press Release, dated March 6, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Parametric Sound Corporation

Date: March 6, 2012	By:	/s/ James A. Barnes
James A. Barnes
Chief Financial Officer, Treasurer and Secretary